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                                                                    EXHIBIT 10.2
                                                                    ------------

              FIRST AMENDMENT TO SENIOR REVOLVING LOAN AGREEMENT


     THIS AMENDMENT, made and entered into this _______ day of November, 1994, by and between Consolidation Coal Company, a Delaware corporation ("Borrower") and Morgan Guaranty Trust Company of New York ("Bank").

                                  WITNESSETH:

     WHEREAS, Borrower and Bank are parties to a Senior Revolving Loan Agreement dated as of December 23, 1993 (the "Loan Agreement"); and

     WHEREAS, Borrower and Bank desire to hereby amend the Loan Agreement in certain respects, effective December 18, 1994.

     NOW,, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound hereby, Borrower and Bank hereby agree as follows:

     1. The Loan Agreement is hereby amended in the following respects, effective December 18, 1994:

A.   The definition of "Applicable Margin" within SECTION 1.1 is amended in its
                        -----------------
     entirety to read as follows:

          "Applicable Margin" means, for any Interest Period, the amount
           -----------------
     indicated below for each type of Loan based upon the Credit Rating for each day during such Interest Period:

                          LIBO     CD     Base
                          Rate    Rate    Rate
          Credit Rating  Loans   Loans   Loans
          -------------  -----   -----   -----

          Level I         0.25%  0.375%   0.0
          Level II        0.40%  0.525%   0.0
          Level III       1.00%  1.125%   1.0%


B.   The definition of "Credit Rating" within SECTION 1.1 is amended in its
                        -------------
     entirety to read as follows:

          "Credit Rating" means the credit rating of the Borrower's long-term
           -------------
     unsecured debt securities without third-party credit enhancement by any two of S&P, Moody's, D&P, or Fitch, one of which must be S&P or Moody's.
     "Level I" Credit Rating means
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     a Credit Rating of any two credit rating agencies, one of which must be by
     S&P or Moody's, of at least A- in the case of S&P, at least A3 in the case of Moody's, at least A- in the case of D&P and at least A- in the case of Fitch. "Level II" Credit Rating means a Credit Rating of any two credit rating agencies, one of which must be by S&P or Moody's, of less than A-but at least BBB- in the case of S&P, less than A3 but at least Baa3 in the case of Moody's, less than A- but at least BBB- in the case of D&P or less than A- but at least BBB- in the case of Fitch. "Level III" Credit Rating means a credit rating of any two credit rating agencies, one of which must be by S&P or Moody's, of less than BBB- in the case of S&P, less than Baa3 in the case of Moody's, less than BBB- in the case of D&P and less than BBB- in the case of Fitch, or there being neither a credit rating from S&P or Moody's, at the same time.

C.   Subparagraph (a) of the definition of "Business Day" within SECTION 1.1 is
                                            ------------
     amended in its entirety to read as follows:

          (a) any day which is neither a Saturday or Sunday nor a legal holiday in the State of New York or Pennsylvania on which banks are authorized or required to be closed in New York City or Pittsburgh; and

D.   SECTION 2.3 is amended in its entirety to read as follows:

          SECTION 2.3  Fees.  The Borrower agrees to pay the Bank, for the
                       ----
     period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V)
                                                                    ----------
     commencing on the Effective Date and continuing through the Commitment Termination Date, a commitment fee at the rate of (i) 0.07% per annum for each day in such period when the Credit Rating is Level I and (ii) 0.10% per annum for each day in such period when the Credit Rating is Level II and (iii) 0.20% per annum for each day in such period when the Credit Rating is Level III, on the daily average of the excess of the Commitment Amount over the outstanding principal amount of the Bank's Loans. Such commitment fees shall be payable by the Borrower quarterly in arrears to the Bank for the period ending on each Quarterly Payment Date, commencing with the first such day following December 18, 1994 and on the Commitment Termination Date.

E. SECTION 7.1.2 is amended by changing each of the two references therein to "Section 7.2.4" to read "Section 7.2.3".
      -------------           -------------

F. SECTION 7.1.9 is amended by changing the final two words therein, "Required Banks", to read "Bank".

G.   SECTION 7.2.3 is amended in its entirety to read as follows:

          SECTION 7.2.3 Consolidation, Merger, etc.  The Borrower will not, and
                        --------------------------
     will not permit either Guarantor or any Subsidiary to, consolidate with or merge into or with any

                                       2
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     other corporation, or sell, transfer, lease or sell and lease back or otherwise dispose of all or substantially all of its assets to any Person, without prior written consent of the Bank, except for the voluntary liquidation or dissolution of any wholly-owned subsidiary into another Subsidiary or into the Borrower, the merger of any Person with a Subsidiary, provided that after giving effect to such merger, such Subsidiary remains a "Subsidiary" as defined herein, or the merger of any Subsidiary into another Subsidiary or into the Borrower provided that in the case of any such merger into the Borrower, the Borrower is the surviving corporation.

     2. All other terms and conditions of the Loan Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Borrower and Bank have caused this First Amendment to Senior Revolving Loan Agreement to be executed by their respective, duly authorized officers or representatives as of the day and year first above written.


                                    CONSOLIDATION COAL COMPANY


                                    By /s/ Michael F. Nemser
                                       ------------------------------
                                    Michael F. Nemser, Vice President
                                    and Treasurer of CONSOL Inc.,
                                    Attorney-in-Fact


                                    MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK


                                    By /s/ James S. Finch
                                       -------------------------------
                                    Name: James S. Finch
                                          ----------------------------
                                    Title: Vice President
                                           ---------------------------
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                           SCHEDULE TO EXHIBIT 10.2


     In addition, to Exhibit 10.2, Consolidation Coal Company entered into First Amendments to the Senior Revolving Loan Agreements of the same date with each of the following banks, all of which are substantially identical to Exhibit 10.2 in all material respects:

     PNC Bank

     The Bank of Nova Scotia

     Citibank N.A.

     Mellon Bank, N.A.